Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Global Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com

INFORMATICA REPORTS FIRST QUARTER RESULTS
Achieves 47 Percent Year-Over-Year Subscription Revenue Growth

•	Total revenues up 3 percent to $250.5 million and up 7 percent on a constant currency basis

•	Record subscription revenues, up 47 percent year-over-year to $21.3 million and up 51 percent on a constant currency basis

•	Software revenues up 1 percent year-over-year to $103.7 million and up 5 percent on a constant currency basis

•	Record deferred revenues, up 11 percent year-over-year to $345.4 million and up 19 percent on a constant currency basis

REDWOOD CITY, Calif., April 22, 2015 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of enterprise data integration software and services, today announced financial results for the first quarter ended March 31, 2015.

“In the first quarter of 2015, we delivered on our growth plans with strong results across our diversified portfolio, particularly cloud and big data products,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “These encouraging early results bode well for our next phase to grow Informatica into a multi-billion dollar company in all things data.”
Financial Highlights for the First Quarter and Year Ended March 31, 2015
Total revenues for the first quarter of 2015 were $250.5 million, an increase of 3 percent from $243.1 million in the first quarter of 2014. Software revenues were $103.7 million, an increase of 1 percent from $103.0 million in the first quarter of 2014, and up 5 percent on a constant currency basis. Within software revenues, license revenues were $82.4 million, down 7 percent year-over-year, and subscription revenues were $21.3 million, up 47 percent year-over-year. Total revenues were negatively impacted by larger than expected currency fluctuations as well as greater than planned deferral of license bookings. Using currency exchange rates from the first quarter of 2014, total revenues would have been $10.6 million higher, subscription revenue would have been $0.6 million higher and software revenue would have been $4.7 million higher.
Income from operations for the first quarter of 2015, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $32.2 million, down 12 percent from $36.8 million in the first quarter of 2014.

GAAP net income for the first quarter of 2015 was $21.6 million, down 13 percent from $24.9 million in the first quarter of 2014, and GAAP net income per diluted share was $0.20, down 9 percent from $0.22 per diluted share in the first quarter of 2014.
Non-GAAP income from operations for the first quarter of 2015 was $52.5 million, down 7 percent from $56.7 million in the first quarter of 2014. Non-GAAP net income for the first quarter of 2015 was $36.9 million, down 7 percent from $39.5 million in the first quarter of 2014 and non-GAAP net income per diluted share was $0.34, down 3 percent from $0.35 per diluted share in the first quarter of 2014. These non-GAAP results exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, acquisition and other charges, acquisition integration-related tax expenses, professional service fees related to non-routine corporate governance and stockholder matters, and stock-based compensation. A reconciliation of GAAP results to non-GAAP results is included below.
Deferred revenue for the first quarter of 2015 was $345.4 million, up from $312.1 million in the first quarter for 2014. Using currency exchange rates from the first quarter of 2014, deferred revenue would have been $26.8 million higher, and growth would have been 19 percent in the first quarter of 2015.

Additional Highlights Since January 2015:

•
Announced Agreement to be Acquired by the Permira Funds and Canada Pension Plan Investment Board. In a transaction valued at approximately $5.3 billion, Informatica stockholders will receive $48.75 in cash for each share of Informatica common stock, under the terms of the agreement. The transaction is expected to be completed in either the second or the third quarter of 2015, subject to receipt of stockholder approval, as well as satisfaction of other customary closing conditions.

•
Announced Informatica Secure@Source, the industry’s first Data Security Intelligence solution. Informatica Secure@Source provides organizations data security intelligence to identify and visualize sensitive data wherever it resides, inside or outside of the corporate perimeter.

•
Announced that Informatica PowerCenter, Big Data Edition (BDE), B2B Data Exchange and Data Quality are now available to run on Amazon Web Services (AWS). Customers can deploy Informatica products on AWS, while taking advantage of Informatica’s award-winning support services.

•
Partnered with Capgemini and Pivotal for Business Data Lake ecosystem. Informatica launched a co-innovation partnership with Pivotal and Capgemini to jointly deliver a comprehensive Data Lake solution on Hadoop to ingest, prepare, provision and govern data for a variety of big data and analytics projects.

•
Announced collaboration with NTT Data Corporation. NTT Data launched a new Informatica-based solution in Japan for customers in industries where analytics is in high demand, particularly manufacturing, retail and financial services sectors. The offering combines the proven product capabilities of Informatica with NTT DATA’s expertise in systems integration.

•
Positioned as leader in Gartner’s 2015 Magic Quadrant for Enterprise Integration Platform as a Service (iPaaS). In the report, Informatica was positioned the highest on the Magic Quadrant for Ability to Execute.

•
Positioned by Gartner as leader in the Gartner Critical Capabilities for Data Quality Tools report. Informatica earned the highest score in the Master Data Management use-case category and was among the four highest scoring vendors in all six use-case categories.

•
Positioned as leader in the Forrester Wave™: Enterprise Data Virtualization, Q1 2015 report.  Informatica received the highest score for current offering and strategy for its agile data integration platform.

Informatica will not be holding an earnings conference call to discuss its first quarter 2015 results. Additionally, Informatica is canceling the Analyst Day that was previously scheduled to take place on May 12, 2015 and withdrawing previously provided financial guidance.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of enterprise data integration software and services. Organizations around the world rely on Informatica to realize their information potential and drive top business imperatives. Informatica Vibe, the industry’s first and only embeddable virtual data machine (VDM), powers the unique “Map Once. Deploy Anywhere.” capabilities of the Informatica Platform. Worldwide, over 5,500 enterprises depend on Informatica to fully leverage their information assets from devices to mobile to social to big data residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of constant currency subscription revenues, constant currency software revenues, constant currency total revenues, and constant currency deferred revenues, income from operations, percentage of income from operations to total revenues, net income and net income per share. These measures are adjusted from subscription revenues, software revenues, total revenues, deferred revenues, income from operations, percentage of income from operations to total revenues, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed below. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for, or superior to, subscription revenues, software revenues, total revenues, deferred revenues, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures, such as non-cash charges and discrete charges that are infrequent in nature that may not be indicative of its underlying operating results. In addition, Informatica believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of other companies in Informatica's industry, many of which present non-GAAP financial measures to investors. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods.
There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting, may have a material impact on our reported financial results, and exclude some recurring expenses, particularly stock-based compensation. Stock-based compensation will continue to be a significant recurring expense for the foreseeable future and such stock-based compensation is an important part of employees' compensation, which can impact their performance. Informatica's non-GAAP financial measures may differ from those of other companies in our industry due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures. Furthermore, the items Informatica excludes in its non-GAAP financial measures may differ from the components its peer companies exclude when they report their non-GAAP measures. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release includes forward looking statements, such as those related to our growth opportunities and the timing of the proposed transaction. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from the statements made in this press release. Potential risks and uncertainties that could cause actual results to differ include, among others, risks and uncertainties related to competition, product introductions and enhancements, quarterly and seasonal fluctuations, macroeconomic and geopolitical conditions, our ability to forecast sales and trends in our business, reductions in our sales pipeline and pipeline conversion rates, changes to our sales cycles, changes in our product offering strategies, our international operations and the loss of key personnel. A discussion of these and other risks and uncertainties is included in our recent SEC filings, including our most recent report on Form 10-Q. Copies of these documents may be obtained from the SEC, by contacting our investor relations department or from our investor relations website at www.informatica.com/investor. All information provided in this press release is as of April 22, 2015, and Informatica assumes no obligation and does not intend to update or revise any forward-looking statements made in this press release as a result of new information or future events.

Additional Information and Where to Find It
 In connection with the proposed transaction, Informatica will file with the SEC and furnish to Informatica’s stockholders a proxy statement. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of documents filed by Informatica with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Informatica’s filings with the SEC from Informatica’s website at http://investor.informatica.com/financial-info/sec-filings/default.aspx or by directing a request to: Informatica Corporation, 2100 Seaport Blvd, Redwood City, CA, 94063, Attn: Investor Relations, (650) 385-5261.

Informatica and certain of its directors, executive officers and affiliates may be deemed to be participants in the solicitation of proxies from stockholders of Informatica in favor of the proposed merger. Information about the directors and executive officers of Informatica is set forth in the proxy statement for Informatica’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2014. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement Informatica will file with the SEC.

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Note: Informatica, PowerCenter, Informatica Vibe, Informatica Platform, Informatica Cloud, Informatica Big Data Edition, Informatica B2B Data Exchange, Informatica Data Quality and Secure@Source are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Software	$103,726	$103,043
Service	146,810	140,054
Total revenues	250,536	243,097
Cost of revenues:
Software	3,376	3,119
Service	40,551	40,229
Amortization of acquired technology	2,750	3,985
Total cost of revenues	46,677	47,333
Gross profit	203,859	195,764
Operating expenses:
Research and development	50,677	45,685
Sales and marketing	97,402	91,584
General and administrative	22,457	20,053
Amortization of intangible assets	1,091	1,536
Acquisitions and other charges	—	89
Total operating expenses	171,627	158,947
Income from operations	32,232	36,817
Interest and other income, net	1,153	942
Income before income taxes	33,385	37,759
Income tax provision	11,828	12,906
Net income	$21,557	$24,853
Net income per share:
Basic	$0.20	$0.23
Diluted	$0.20	$0.22
Shares used in per share calculation:
Basic	105,928	109,164
Diluted	107,424	111,935

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$257,236	$368,531
Short-term investments	241,478	353,130
Accounts receivable, net of allowances of $3,549 and $3,465, respectively	164,219	235,705
Deferred tax assets	44,538	46,867
Prepaid expenses and other current assets	32,720	25,447
Total current assets	740,191	1,029,680
Property and equipment, net	155,699	159,708
Goodwill and intangible assets, net	581,990	594,357
Long-term deferred tax assets	32,677	32,032
Other assets	17,247	13,809
Total assets	$1,527,804	$1,829,586
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other current liabilities	$115,990	$160,749
Income taxes payable	2,694	6,895
Deferred revenues	328,007	324,296
Total current liabilities	446,691	491,940
Long-term deferred revenues	17,392	14,679
Long-term income taxes payable	28,347	30,350
Other liabilities	3,577	3,666
Stockholders' equity	1,031,797	1,288,951
Total liabilities and stockholders' equity	$1,527,804	$1,829,586

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$21,557	$24,853
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,770	4,300
Stock-based compensation	15,090	14,246
Deferred income taxes	1,169	(2,063)
Tax benefits from stock-based compensation	1,527	284
Excess tax benefits from stock-based compensation	(1,846)	(1,660)
Amortization of intangible assets and acquired technology	3,841	5,521
Changes in operating assets and liabilities:
Accounts receivable	71,486	43,360
Prepaid expenses and other assets	(7,367)	(3,127)
Accounts payable and accrued liabilities	(44,195)	(27,845)
Income taxes payable	(6,703)	(9,101)
Deferred revenues	6,911	13,975
Net cash provided by operating activities	66,240	62,743
Investing activities:
Purchases of property and equipment	(2,330)	(6,200)
Purchases of investments	(17,567)	(104,490)
Investment in equity interest, net	(534)	—
Maturities and sales of investments	129,101	62,932
Net cash provided by (used in) investing activities	108,670	(47,758)
Financing activities:
Net proceeds from issuance of common stock	25,596	23,303
Repurchases and retirement of common stock	(300,000)	(23,323)
Withholding taxes related to restricted stock units net share settlement	(4,719)	(3,056)
Payment of contingent consideration	—	(3,061)
Excess tax benefits from stock-based compensation	1,846	1,660
Net cash used in financing activities	(277,277)	(4,477)
Effect of foreign exchange rate changes on cash and cash equivalents	(8,928)	122
Net increase (decrease) in cash and cash equivalents	(111,295)	10,630
Cash and cash equivalents at beginning of the year	368,531	297,818
Cash and cash equivalents at end of the period	$257,236	$308,448

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Total revenues	$250,536	$243,097

Operating income:

GAAP operating income	$32,232	$36,817

Percentage of GAAP operating income to total revenues	13%	15%

Plus:
Amortization of acquired technology - Cost of revenues (1)	2,750	3,985
Amortization of intangible assets - Operating expenses (1)	1,091	1,536
Acquisitions and other charges - Operating expenses (2)	—	89
Professional service fees related to non-routine corporate governance and stockholder matters (3)	1,358	—
Stock-based compensation - Cost of revenues and Operating expenses (4)	15,090	14,246
Non-GAAP operating income	$52,521	$56,673

Percentage of Non-GAAP operating income to total revenues	21%	23%

Net income:

GAAP net income	$21,557	$24,853

Plus:
Amortization of acquired technology - Cost of revenues (1)	2,750	3,985
Amortization of intangible assets - Operating expenses (1)	1,091	1,536
Acquisitions and other charges - Operating expenses (2)	—	89
Professional service fees related to non-routine corporate governance and stockholder matters (3)	1,358	—
Stock-based compensation - Cost of revenues and Operating expenses (4)	15,090	14,246
Income tax adjustments (5)	(4,966)	(5,180)
Non-GAAP net income	$36,880	$39,529

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Diluted net income per share:

Diluted GAAP net income per share	$0.20	$0.22
Plus:
Amortization of acquired technology (1)	0.03	0.04
Amortization of intangible assets (1)	0.01	0.01
Acquisitions and other charges (2)	—	—
Professional service fees related to non-routine corporate governance and stockholder matters (3)	0.01	—
Stock-based compensation (4)	0.14	0.13
Income tax adjustments (5)	(0.05)	(0.05)
Diluted Non-GAAP net income per share	$0.34	$0.35

Shares used in computing diluted Non-GAAP net income per share	107,424	111,935
_______________

(1)
Informatica incurs amortization of acquired technology and intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of acquired technology and intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that the use of acquired technology and intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization of purchased intangible assets will recur in future periods.

(2)
Informatica excludes certain expense items resulting from acquisitions including the following, when applicable: (1) legal, accounting, tax, bankers' and other professional service fees to the extent associated with acquisitions; and (ii) changes in fair value and other adjustments of contingent consideration, adjustments related to hold-back, and severance liabilities to former employees of acquirees. Informatica considers these adjustments, to some extent, to be unpredictable and dependent on the frequency and size of acquisitions that occur during a given period. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred in the normal course of organic business operations, with respect to each acquisition.

(3)	Beginning in Q1 2015, Informatica incurred professional service fees related to non-routine corporate governance and shareholder matters.
(4)
Informatica excludes stock-based compensation expenses from non-GAAP measures primarily because these are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions.

(5)
The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP expenses, primarily relate to stock-based compensation and amortization of acquired technology and intangible assets, for GAAP and non-GAAP measures.

The allocation of the stock-based compensation for the three months ended March 31, 2015 and 2014 are as follows:

	Three Months Ended March 31,
	2015	2014
Cost of service revenues	$1,539	$1,464
Operating expenses:
Research and development	5,060	4,662
Sales and marketing	4,769	4,706
General and administrative	3,722	3,414
Total stock-based compensation	$15,090	$14,246